EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 I Dr. Dennis D. Keiser, President and Chief Executive Officer of Intrepid Technology & Resources, Inc., (the "Company") , do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

•

the Quarterly Report on Form 10-QSB, of the Company for the quarter ended March 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2007

/s/ Dr. Dennis D. Keiser

------------------------------------------------------------------

Dennis D. Keiser

Chief Executive Officer, Acting Chief Financial Officer

and,

 I Bradley J. Frazee, Vice President, Secretary of Intrepid Technology & Resources, Inc., (the "Company") , do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

•

the Quarterly Report on Form 10-QSB, of the Company for the quarter ended March 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2007

/s/ Bradley J. Frazee

----------------------------------------------------------

Bradley J. Frazee

Vice President, Secretary